UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 29, 2009 (May 22, 2009)
Date of Report (Date of earliest event reported)

Hayes Lemmerz International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15300 Centennial Drive, Northville, Michigan 48168
(Address of principal executive offices) (Zip Code)

(734) 737-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2009, the Honorable Judge Mary F. Walrath of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) approved an order authorizing Hayes Lemmerz International, Inc. (the “Company”), HLI Operating Company, Inc., and Hayes Lemmerz Finance LLC—Luxembourg S.C.A., as debtors and debtors-in-possession under Case No. 09-11655, to enter into Amendment No. 3, dated as of May 19, 2009 (“Amendment No. 3”), to the Company’s Second Amended and Restated Credit Agreement, dated as of May 30, 2007, as amended by Amendment No. 1, dated as of January 30, 2009, as further amended by Amendment No. 2, dated as of May 12, 2009 (the “Credit Agreement”), with the lenders party thereto, Deutsche Bank AG, New York Branch, as DIP Administrative Agent, Deutsche Bank Securities Inc. and General Electric Capital Corporation, as Joint Book-Running Lead Managers, Joint Lead Arrangers, and Joint Syndication Agents for the DIP Facilities, and Deutsche Bank Securities Inc., as Documentation Agent for the DIP Facilities.

Pursuant to Amendment No. 3, an aggregate principal amount of up to $20 million of additional funds has been committed to the senior secured debtor-in-possession new money term loan facility (the “New Money DIP Loans”) that was authorized by Amendment No. 2, dated as of May 12, 2009, to the Credit Agreement.  The additional funds will be available to the Company on the same terms and subject to the same conditions as the existing New Money DIP Loans, subject to final approval of the Bankruptcy Court.  As amended by Amendment No. 3, the Credit Agreement provides the Company with commitments for up to an aggregate of $100 million of New Money DIP Loans.

The foregoing summary of Amendment No. 3 to the Credit Agreement is a summary only and is qualified, in all respects, by the provisions of Amendment No. 3.  A copy of Amendment No. 3 is attached hereto as Exhibit 10.5 and is incorporated herein by reference.  Copies of Amendment No. 2, dated as of May 12, 2009, to the Credit Agreement, the Credit Agreement, as amended by Amendment No. 2, dated as of May 12, 2009, the Guaranty, dated as of May 12, 2009, and the Depositary Agreement, dated as of May 12, 2009, are attached hereto as Exhibits 10.1 through 10.4 and were previously reported by the Company on a Current Report on Form 8-K filed with the United States Securities and Exchange Commission on May 15, 2009.

The Company believes that its currently outstanding common stock will have no value and will be cancelled under any plan of reorganization it may propose under Chapter 11 of the United States Bankruptcy Code.  The Company also believes that the holders of its 8.25% Senior Notes due 2015 are unlikely to receive more than a de minimis distribution on account of their interests in the Senior Notes and that such interests could be cancelled under any plan of reorganization the Company may propose under Chapter 11.  There can be no assurance, however, that the Company will be able to develop, propose, and implement a successful plan of reorganization.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding Amendment No. 3 to the Credit Agreement is incorporated by reference in this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.

By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and
Secretary

Dated: May 29, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 2, dated as of May 12, 2009, to Second Amended and Restated Credit Agreement, dated as of May 30, 2007, as amended by Amendment No. 1, dated as of January 30, 2009, by and among Hayes Lemmerz International, Inc., HLI Operating Company, Inc., Hayes Lemmerz Finance LLC—Luxembourg S.C.A., the Lenders named therein, Deutsche Bank AG, New York Branch, as DIP Administrative Agent, Deutsche Bank Securities Inc. and General Electric Capital Corporation, as Joint Book-Running Lead Managers, Joint Lead Arrangers, and Joint Syndication Agents for the DIP Facilities, and Deutsche Bank Securities Inc., as Documentation Agent for the DIP Facilities.

10.2
Second Amended and Restated Credit Agreement, dated as of May 30, 2007, as amended by Amendment No. 1, dated as of January 30, 2009, as further amended by Amendment No. 2, dated as of May 12, 2009, by and among HLI Operating Company, Inc., as U.S. Borrower, Hayes Lemmerz Finance LLC—Luxembourg S.C.A., as Luxembourg Borrower, Hayes Lemmerz International, Inc. and the other Debtors, each Lender party thereto, each DIP Lender named therein, Citicorp North America, Inc., as Prepetition Administrative Agent, Deutsche Bank Trust Company Americas, as DIP Administrative Agent, Deutsche Bank Securities Inc., as Prepetition Syndication Agent, Citicorp North America, Inc., as Prepetition Documentation Agent, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as Joint Book-Running Lead Managers and Joint Lead Arrangers for the Prepetition Facilities, and Deutsche Bank Securities Inc. and General Electric Capital Corporation, as Joint Book-Running Lead Managers, Joint Lead Arrangers, and Syndication Agents.

10.3	Guaranty, dated as of May 12, 2009, by and between the Debtors named therein and Deutsche Bank AG, New York Branch, as DIP Administrative Agent.

10.4
Depositary Agreement, dated as of May 12, 2009, by and among HLI Operating Company, Inc., as U.S. Borrower, Hayes Lemmerz Finance LLC—Luxembourg, S.C.A., as Luxembourg Borrower, Deutsche Bank AG, New York Branch, as DIP Administrative Agent, and Deutsche Bank Trust Company Americas, as Depositary.

10.5
Amendment No. 3, dated as of May 19, 2009, to Second Amended and Restated Credit Agreement, dated as of May 30, 2007, as amended by Amendment No. 1, dated as of January 30, 2009, as further amended by Amendment No. 2, dated as of May 12, 2009, by and among Hayes Lemmerz International, Inc., HLI Operating Company, Inc., Hayes Lemmerz Finance LLC—Luxembourg S.C.A., the Lenders named therein, Deutsche Bank AG, New York Branch, as DIP Administrative Agent, Deutsche Bank Securities Inc. and General Electric Capital Corporation, as Joint Book-Running Lead Managers, Joint Lead Arrangers, and Joint Syndication Agents for the DIP Facilities, and Deutsche Bank Securities Inc., as Documentation Agent for the DIP Facilities.